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[HEALTHRITE LOGO]


711 5th Avenue
New York, NY 10022
Tel: (212) 829-0900
Fax: (212) 829-0901

                                                             December 17, 1997

                    ANNUAL MEETING POSTPONED TO JANUARY 9.

DEAR STOCKHOLDER:

As you may know by now, the HealthRite Annual Meeting has been postponed to Friday, January 9, 1997 at 10:00 a.m. It will be held at the University Club, 1 West 54th Street in New York City.

Your Board elected to postpone the Annual Meeting for the following reasons:

o Stockholders representing approximately 800,000 shares -- nearly 20% of the Company -- did not vote.

o THE PRIMARY ISSUE UNDER CONSIDERATION BY STOCKHOLDERS IS CONTROL OF THE BOARD OF DIRECTORS. THIS IS SUCH A CRUCIAL ISSUE THAT WE BELIEVE AS MANY STOCKHOLDERS AS POSSIBLE SHOULD BE GIVEN A FULL OPPORTUNITY TO CONSIDER BOTH SIDES AND VOTE.

o Brad MacDonald began his proxy contest just two weeks before the December 17 annual meeting, hardly enough time for his platform and our response to it to be carefully considered by stockholders.

o WE BELIEVE MACDONALD'S PROXY STATEMENT AND RELATED FILINGS CONTAIN MATERIAL MISSTATEMENTS AND SERIOUS OMISSIONS OF FACT. IT IS IMPERATIVE THAT ALL STOCKHOLDERS BE FULLY INFORMED OF THESE DEFICIENCIES (AND THEIR
   ANTICIPATED CORRECTION BY MR. MACDONALD) BEFORE DECIDING WHOM TO SUPPORT.

                           YOUR VOTE IS IMPORTANT.
                   PLEASE MAIL YOUR WHITE PROXY CARD TODAY!

If you have already voted, please accept our thanks for your participation in the Annual Meeting. Your original vote will count and you need not vote again unless you wish to change your vote.

REMEMBER -- IF YOU HAVE SIGNED A GREEN MACDONALD CARD, YOU HAVE EVERY LEGAL RIGHT TO CHANGE YOUR MIND AND SIGN A WHITE MANAGEMENT PROXY CARD. ONLY THE CARD WITH THE LATEST DATE WILL BE COUNTED IN THE FINAL TALLY.


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Do not sign a green MacDonald proxy, even if you vote against their director nominees. Doing so may cancel your vote in support of management's nominees.

We appreciate your continuing support of HealthRite.

                                            On behalf of your Board of
                                            Directors,

                                            Sincerely,


/s/ Warren Haber                            /s/ John L. Teeger
-------------------                         --------------------
WARREN HABER                                JOHN L. TEEGER
Chairman                                    Vice Chairman


          /s/ Douglas Okland                       /s/ David Illingworth
          --------------------------               --------------------------
          DOUGLAS OKLAND			   DAVID ILLINGWORTH
          Co-Chief Operating Officer               Co-Chief Operating Officer



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IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE CONTACT MACKENZIE
PARTNERS, INC., WHICH IS ASSISTING US WITH THIS TRANSACTION, TOLL-FREE AT
(800) 322-2885. YOU MAY BE ABLE TO FAX YOUR VOTE. PLEASE CALL FOR
INSTRUCTIONS.
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